PARKER, MILLIKEN, CLARK, O'HARA & SAMUELIAN
                           A Professional Corporation
                                Attorneys at Law
                        333 South Hope Street, 27th Floor
                       Los Angeles, California 90071-1488
                            Telephone (213) 683-6500





                                 April 10, 2001

First Investors Management Company, Inc.
95 Wall Street
New York, New York 10005-4297

            Re:   First Investors Multi-State Insured Tax Free Fund
                  -------------------------------------------------

Gentlemen:

      We hereby consent to the use of our name and the referenced to our firm in Post-Effective Amendment No. 26 to the Registration Statement on Form N-1A of First Investors Multi-State Insured Tax Free Fund and the related Prospectus and Statement of Additional Information.

                                   Sincerely,

                                    PARKER, MILLIKEN, CLARK,
                                       O'HARA & SAMUELIAN



                                    By: /s/ Christopher P. O'Connell
                                        ----------------------------------------
                                                Christopher P. O'Connell

CPOC:CM